                                                                    EXHIBIT 99.1



                      (M/I SCHOTTENSTEIN HOMES, INC. LOGO)

FOR IMMEDIATE RELEASE


Contact:    Phillip G. Creek
            Senior Vice President, Chief Financial Officer
            M/I Schottenstein Homes, Inc.
            (614) 418-8011
            www.mihomes.com


                         M/I SCHOTTENSTEIN HOMES REPORTS
                   NEW CONTRACTS, HOMES DELIVERED AND BACKLOG

Columbus, Ohio (April 10, 2003) - M/I Schottenstein Homes, Inc. (NYSE:MHO) announced New Contracts, Homes Delivered and Backlog for the three months ended March 31, 2003.

New Contracts in 2003's first quarter were 1,141, an increase of 5% from 2002's first quarter of 1,083. Homes delivered in 2003's first quarter of 800 decreased 5% from the Company's record of 846 reported in the first quarter of 2002. The backlog of homes at March 31, 2003 was 2,662 units, compared to 2,568 units recorded at March 31, 2002. The sales value in backlog at March 31, 2003 of $657,000,000 is a company record for the first quarter, and represents an 8% increase from 2002's first quarter value of $610,000,000. The average sales price of homes in backlog at March 31, 2003 was the highest recorded for this period at $247,000 compared to $238,000 at March 31, 2002. M/I had 143 active subdivisions at March 31, 2003 compared to 140 at March 31, 2002.

The Company expects to report first quarter financial results on April 21. You are invited to listen to the conference call over the Internet at 4:00 p.m. EDT. To hear the call, log on to the M/I Homes website at www.mihomes.com, click on "Investor Relations" and select "Listen to the Conference Call." The call together with any accompanying information regarding non-GAAP financial measures required pursuant to New Regulation G, will continue to be available without charge through at least April 21, 2004.

M/I Schottenstein Homes, Inc. is one of the nation's leading builders of single-family homes, having sold over 53,000 homes. The Company's homes are marketed and sold under the trade names M/I Homes and Showcase Homes. The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Indianapolis, Indiana; Tampa, Orlando and Palm Beach County, Florida; Charlotte and Raleigh, North Carolina; Virginia and Maryland.


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                          M/I SCHOTTENSTEIN HOMES, INC.
                          HOMEBUILDING OPERATIONAL DATA


                                  NEW CONTRACTS                          HOMES DELIVERED
                       =-----------------------------------    -------------------------------------
                               Three months ended                       Three months ended
                                    March 31,                               March 31,
                                    ----------                              ----------
                                                     %                                         %
                          2003         2002        Change         2003         2002         Change
                       ----------   ----------   ----------    ----------   ----------    ----------
Ohio &
Indiana                       789          738            7           487          527            (8)

Florida                       248          198           25           214          197             9

NC, VA,
MD & AZ                       104          147          (29)           99          122           (19)
                       ----------   ----------                  ---------   ----------

                            1,141        1,083            5           800          846            (5)
                       ==========   ==========                  =========   ==========


                                                           BACKLOG
                       -----------------------------------------------------------------------------
                                  MARCH 31, 2003                           MARCH 31, 2002
                       ------------------------------------    -------------------------------------
                                     Dollars     Average                     Dollars       Average
                          Units     (millions)  Sales Price      Units      (millions)   Sales Price
                       ----------   ----------  -----------    ----------   ----------   -----------
Ohio &
Indiana                     1,825   $      428  $   235,000         1,797   $      398   $   222,000

Florida                       575          136      236,000           487          104       214,000

NC, VA,
MD & AZ                       262           93      354,000           284          108       379,000
                       ----------   ----------                  ---------   ----------

                            2,662   $      657  $   247,000         2,568   $      610   $   238,000
                       ==========   ==========                  =========   ==========